EXHIBIT 10.14(i)

 BioCancell Therapeutics Inc.

Global Share Incentive Plan (2006)

1.           Name And Purpose.

1.1           This plan, which has been adopted by the Board of Directors of the Company, BioCancell Therapeutics Inc., as amended from time to time, shall be known as the BioCancell Therapeutics Inc. Global Share Incentive Plan (2006)(the “Plan”).

1.2           The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its affiliates, if any, and to promote the Company's business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s shareholders.

1.3           Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendix to the Plan, as may be approved by the Board of Directors of the Company from time to time.

2.           Definitions

“Administrator” shall mean the Board of Directors or a Committee.

“Appendix” shall mean any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of restricted stock and other stock-based Awards.

“Award” shall mean a grant of Options or allotment of Shares or other equity-based award hereunder.  All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” shall mean a written instrument setting forth the terms applicable to a particular Award.

“Board of Directors” shall mean the board of directors of the Company.

“Cause” shall have the meaning ascribed to such term or a similar term as set forth in the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider, or, in the absence of such a definition: (i) conviction (or plea of nolo contendere) of any felony or crime involving moral turpitude or affecting the Company; (ii) repeated and unreasonable refusal to carry out a reasonable and lawful  directive of the Company or of Participant’s supervisor which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) fraud or embezzlement of  funds of the Company or its affiliates; (iv) any breach by a director of his / her fiduciary duties or duties of care towards the Company; and (v) any  disclosure of confidential information of the Company or breach of any obligation not to compete with the Company or not to violate a restrictive covenant.

“Committee” shall mean a compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under applicable law, as amended from time to time.

“Company” shall mean Biocancell Therapeutics Inc., a Delaware corporation, and its successors and assigns.

“Consultant” shall mean any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Company or its subsidiary or affiliate.

“Corporate Charter” shall mean the Certificate of Incorporation and By-laws of the Company, and any subsequent amendments or replacements thereto.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant's employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 180 days.

“DGCL” shall mean the Delaware General Corporation Law and other applicable corporate law.

“Fair Market Value” shall mean, as of any date, the value of Shares,  determined as follows (subject to any more specific definition in an Appendix to this Plan):

(i)       If the Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value of a Share  of common stock of the Company shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)      In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Board.

 “Options” shall mean options to purchase Shares awarded under the Plan.

 “Participant” shall mean a recipient of an Award hereunder who executes an Award Agreement.

“Restricted Stock” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 7.

 “Service Provider” shall mean an employee, director, office holder or Consultant of the Company or its subsidiary or affiliate.

“Shares” shall mean shares of Common Stock, par value $___ per share, of the Company.

 “Transaction” shall have the meaning set forth in Section 10.2.

3.           Administration of the Plan.

3.1           The Plan will be administered by the Administrator.  If the Administrator is a Committee, such Committee will consist of such number of members of the board of directors of the Company (not less than two in number), as may be determined from time to time by the Board of Directors.  The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2           The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine.  Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee.  The Committee shall appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with applicable law.

3.3           Subject to the general terms and conditions of the Plan, and in particular Section 3.4 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) the number of Options or Shares to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, (v) the form(s) of written agreements applying to Awards,  and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards. The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the  Corporate Charter, the DGCL or other applicable law.

3.4           No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.  Subject to the Company’s decision and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own willful misconduct or bad faith, to the fullest extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Charter Documents, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

3.5           The interpretation and construction by the Administrator of any provision of the Plan or of any Option hereunder shall be final and conclusive.  In the event that the Board appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Option hereunder shall be conclusive unless otherwise determined by the Board of Directors.  To avoid doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.6           The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.  The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  Notwithstanding the foregoing, no action of the Administrator under this Section 3.6 not otherwise provided for herein or in an Award Agreement shall reduce the vested rights of any Participant without the Participant’s consent.

3.7           Without limiting the generality of the foregoing, the Administrator may adopt special Appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

4.           Eligible Participants.

4.1           No Award may be granted pursuant to the Plan to any person serving as a member of the Committee or to any other Director of the Company at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors under the DGCL.

4.2           Subject to the limitation set forth in Section 4.1 above and any restriction imposed by applicable law, Awards may be granted to any Service Provider of the Company, whether or not a director of the Company or its affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving and additional Award or participating in other incentive plans of the Company.

5.           Reserved Shares.

The Company shall determine the number of Shares reserved hereunder from time to time, and such number may be increased or decreased by the Company from time to time. Any Shares under the Plan, in respect of which the right hereunder of a Participant to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant as Awards under the Plan.  Any Shares that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan.  Until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6.           Award Agreement.

6.1           The Board of Directors in its discretion may award to Participants Awards available under the Plan.  The terms of the Award will be set forth in the Award Agreement.    The date of grant of each Award shall be the date specified by the Board of Directors at the time such award is made, or in the absence of such specification, the date of approval of the award by the Board of Directors.

6.2           The Award Agreement shall state, inter alia, the number of Options or Shares or equity-based units covered thereby, the type of Option or Share-based or other grant awarded, any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Board of Directors.

7.           Restricted Stock and Other Equity-Based Awards.

7.1           Eligibility.  Restricted Stock may be issued to all Participants either alone or in addition to other Awards granted under the Plan.  The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Administrator may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion.  Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell or transfer shares of Restricted Stock awarded under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

7.2           Terms.  A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award.  The purchase price of Restricted Stock shall be determined by the Administrator, but shall not be less than as permitted under applicable law. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Administrator may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated thereunder.

7.3           Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legend required by the Administrator):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the BioCancell Therapeutics  Inc. Global Incentive Plan (2006), and an Award Agreement entered into between the registered owner and the Company dated ____________.  Copies of such Plan and Award agreement are on file at BioCancell Therapeutics  Inc.”

7.4           Custody.  The Administrator may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Shares covered by such Award.

7.5           Rights as Stockholder.  Except as provided in this Section and Section 7.4 above and as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.  Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Administrator, in its sole discretion, specifies otherwise at the time of the Award.

7.6           Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such Shares shall upon demand be delivered to the Participant.  All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by this Plan, the Award Agreement and applicable law.  Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

7.7            Other Equity-Based Awards.   Other equity-based awards (including, without limitation, restricted stock units and performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the Administrator and appended to this Plan.

8.           Exercise of Option.

8.1           Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement.

8.2           The exercise price for each share to be issued upon exercise of an Option shall be such price as is determined by the Board in its discretion, provided that the price per Share is not less than the par value of each Share, or to the extent required pursuant to applicable law, not less than 100% of the Fair Market Value of a Share on the date of grant.

8.3           An Option, or any part thereof, shall be exercisable by the Participant's signing and returning to the Company at its principal office (and to the Trustee, where applicable), a "Notice of Exercise" in such form and substance as may be prescribed by the Board of Directors from time to time, together with full payment for the Shares underlying such Option.

8.4           Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in (i) cash, (ii) by check payable to the order of the Company, or (iii) such other method of payment acceptable to the Company as determined by the Administrator.

8.5           To the extent permitted by law, if the Shares are traded on a national securities exchange, NASDAQ or quoted on a national quotation system or otherwise publicly traded or quoted, payment for the Shares underlying an Option may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the exercise price (or the relevant portion thereof, as applicable) and any withholding taxes, or  on such other terms and conditions as may be acceptable to the Administrator.  No Shares shall be issued until payment therefor, as provided herein, has been made or provided for in full.

8.5           Until the Shares are issued (as evidenced by the appropriate entry in the share register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have  no right to vote or right to receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment shall be made for a dividend or other right the record date for which is prior to the date the Shares are issued, except as provided in Section 10.1 of the Plan.

9.           Termination of Relationship as Service Provider.

9.1           Effect of Termination; Exercise After Termination.  Unless otherwise determined by the Administrator, if an Participant ceases to be a Service Provider, such Participant may exercise any outstanding Options within such period of time as is specified in the Award Agreement or the Plan to the extent that the Options are vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement).  If, on the date of termination, any Options are unvested, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

In the absence of a provision specifying otherwise in the relevant Award Agreement, then:

 (a)                  in the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause, including as a result of the Participant’s death or disability: (i) any vested Options shall remain exercisable until the earlier of a period of twelve (12) months from the Date of Termination; or expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Stock still subject to restriction under the applicable Restriction Period, as set forth in the Award Agreement, shall be forfeited;

(b)   in the event that the Participant ceases to be a Service Provider for Cause, the vested Options shall remain exercisable until the earlier of a period of thirty (30) days from the Date of Termination; or expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Stock  still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited.

 9.2            Date of Termination.                                                      For purposes of the Plan and any Option or Option Agreement, and unless otherwise set forth in the relevant Award Agreement, the  “Date of Termination” (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

9.3           Leave of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence.

9.4    Change of Status. A Service Provider shall not cease to be considered as such in the case of any (a) leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, and its parent, subsidiary, affiliate, or any successor thereof; or (c) changes in status (employee to director, employee to consultant, etc.) provided that such change does not affect the specific terms applying to the Service Provider’s Award.

10.           Adjustments.

Upon the occurrence of any of the following described events, an Participant's rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

10.1           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or other Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or other Award, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.  The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or other Award.

10.2              Merger, Acquisition, or Asset Sale.

10.2              Merger, Acquisition, or Asset Sale.

(a) In the event of (i) a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity or the direct or indirect parent of the Company or resulting in the Company being the surviving entity and any other person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company's securities by virtue of the transaction, (ii) an acquisition of all or substantially all of the shares of the Company, or (iii) the sale of all or substantially all of the assets of the Company (each such event, a “Transaction”), the unexercised or restricted portion of each outstanding Award shall be assumed or an equivalent Award or right substituted, by the successor corporation or an affiliate of the successor corporation, as shall be determined by such entity, subject to the terms hereof.  In the event that the successor corporation or a parent or subsidiary of the successor corporation does not provide for such an assumption or substitution of Options, all  Options shall become exercisable in full on a date no later than ten (10) days prior to the date of consummation of the Transaction, provided that unless otherwise determined by the Administrator, the exercise of all Options that otherwise would not have been exercisable in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction.

(b) For the purposes of this Section 10.2, an Option shall be considered assumed or substituted if, following a Transaction, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares of the Company for each Share held on the effective date of the Transaction (or the equivalent in value to the type of consideration and/or any combination thereof determined by the Administrator, at its sole discretion).

(c)                In the event that the Board of Directors determines in good faith that, in the context of a Transaction, certain Options have no monetary value and thus do not entitle the holders of such Options to any consideration under the terms of the Transaction, the Board of Directors may determine that such Options shall terminate effective as of the effective date of the Transaction.

(d)                It is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of  Transaction, provided that the Administrator shall determine in good faith that a Participant’s rights  are not thereby adversely affected without the Participant’s express written consent.

11.           Non-Transferability of Options and Shares.

11.1           No Option may be transferred other than by will or by the laws of descent and distribution, and during the Participant's lifetime an Option may be exercised only by such Participant.

11.2           Shares of Restricted Stock may not be assigned, transferred,  pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution.  For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of an Participant's rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 9.1(a) hereof, and as may otherwise be determined by the Administrator.

12.           Term and Amendment of the Plan.

12.1           The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors (except as to Options outstanding on that date).

12.2           Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant.  The Administrator  may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any Participant without the Participant’s consent.

13.           Term of Option.

Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 6), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

14.           Continuance of Engagement.

Neither the Plan nor any offer of Shares or Options to a Participant shall impose any obligation on the Company or a related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

15.           Governing Law.

The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, except as otherwise required to comply with relevant laws and restrictions in a specific jurisdiction in which grants are made.

15.           Application of Funds.

The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

16.           Taxes.

16.1           Any tax consequences arising from the grant, or vesting or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its affiliates, or the Participant), hereunder,   shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem  necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter  to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring  the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability, up to the amount required to satisfy  minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of  the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

16.2           The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Options may result in tax consequences.  The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

16.3           THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

17. Legal Compliance

Shares shall not be issued pursuant to the exercise of an Option or with respect to any other Award  unless the exercise of such Option or grant of such Award and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Miscellaneous.

Whenever applicable in the Plan, the singular and the plural, and the masculine, feminine and neuter shall be freely interchangeable, as the context requires.  The Section headings or titles shall not in any way control the construction of the language herein, such headings or titles having been inserted solely for the purpose of simplified reference.  Words such as “herein”, “hereof”, “hereto”, “hereinafter”, “hereby”, and “hereinabove” when used in the Plan refer to the Plan as a whole, including any applicable Appendices, unless otherwise required by context.

*                      *                      *

APPENDIX  – ISRAELI TAXPAYERS

BIOCANCELL THERAPEUTICS INC.

GLOBAL SHARE INCENTIVE PLAN (2006)

1.	Special Provisions for Israeli Taxpayers

1.1           This Appendix (the “Appendix”) to the BioCancell Therapeutics Inc. Global Share Incentive Plan (2006)  (the “Plan”) is effective as of _________, 2006 (the “Effective Date”).

1.2           The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes, or are otherwise subject to taxation in Israel with respect to Awards.

1.3           This Appendix applies with respect to Awards granted as Options or Shares under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options and Shares that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel.  Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan.  This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO and Section 102.

1.4           The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2.	Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“3(i) Option” means an Option which is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which income resulting from the sale of Shares derived from Options is taxed as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Stock derived from Options is taxed as ordinary income.

“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant” means an Award of Options or Shares granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” means any “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” means a “controlling shareholder” within the meaning of Section 32(9) of the Ordinance, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the Ordinance) (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the Ordinance), or (v) the right to appoint a director of  the Company.

“Election” means the Company's choice of the type (as between capital gains track or ordinary income track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.

“Eligible 102 Participant” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, who is not  a Controlling Shareholder.

“Fair Market Value” shall mean with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authorities.

“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Option” means an Option granted pursuant to the terms and conditions of the Plan and this Appendix.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Options or Shares granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted.  Currently, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Options.

“Rules” means the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5763-2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

2

"Shares" means shares of Stock, including Restricted or Unrestricted Stock or shares of Stock issued upon exercise of Stock Options.

“Trustee” means a person or entity designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.	Types of Awards and Section 102 Election

3.1           Awards made pursuant to Section 102, whether as grants of Options or as issuances of Shares under the Plan, shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capial Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2           Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix.  Participants who are not Eligible 102 Participants  may be granted only 3(i) Options under this Appendix.

3.3           No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after  the requisite filings required by the ITO and the Rules have been made with the ITA.

3.4           The option agreement or documents evidencing the Options granted or Shares issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4.	Terms And Conditions Of 102 Trustee Options

4.1           Each 102 Trustee Grant  will be deemed granted on the date stated in a written notice by the Company, provided that effective as of such date (i) the Company has provided such notice to the Trustee and (ii) the Participant has signed all documents required pursuant to this Section 4.

4.2           Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for shares of Stock acquired pursuant to the exercise of an Option or issued directly as Shares shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Option and any such Shares, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Options or shares issued upon exercise of such Option prior to the full payment of the Eligible 102 Participant’s tax liabilities.

3

4.3           Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan, this Appendix or any agreement that is not consistent therewith. Any provision of the ITO and any certificates or rulings of the ITA not expressly specified in this Appendix or Option Agreement which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.4           During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Options or Shares and other shares received subsequently following any realization of rights derived from Shares or Options (including stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for Transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable agreement  and any applicable law.  To avoid doubt such sale or release during the Required Holding Period will result in different tax ramifications to the  Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

4.5           In the event a stock dividend is declared and/or additional rights  are granted  with respect to Shares which derive from Awards granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such  shares and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted.  In the event  of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements.

4.6           If an Option granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Option is exercised after the Required Holding Period ends, the Shares issued upon such exercise shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Participant first complies with all applicable  provisions of the Plan.

4

5.	Assignability

As long as Options or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.	Tax Consequences

6.1           Any tax consequences arising from the grant of any Award,  exercise of any Option, from the issuance, sale or transfer of Shares, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant) relating to an Award or Shares issued thereupon shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem  necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant's salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the execise of Options and/or sale of Shares held by or on behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2           With respect to Non-Trustee Grants, if the Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.

7.	Governing Law and Jurisdiction

Notwithstanding any other provision of the Plan, with respect to Participants subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

*           *           *

5